Exhibit 1.2

PRICING AGREEMENT

September 8, 2020

BNP Paribas Securities Corp.

BofA Securities, Inc.

Citigroup Global Markets Inc.

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

As Representatives of the several Underwriters

named in Schedule I hereto

c/o BNP Paribas Securities Corp.

787 Seventh Avenue

New York, NY 10019

c/o BofA Securities, Inc.

One Bryant Park

New York, NY 10036

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

c/o Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, NY 10036

c/o Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, NC 28202

Ladies and Gentlemen:

MetLife, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (this “Agreement”) and in the Underwriting Agreement, dated September 8, 2020 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the total number of Securities specified in Schedule I hereto.

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, the Applicable Time, and the Closing Date. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Securities pursuant to the Underwriting Agreement are designated as the “Joint Book-Running Managers” at the end of Schedule II hereto.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, at the time and at the purchase price to the Underwriters set forth in Schedule III hereto, the Company agrees to issue, sell and deliver to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the number of Securities set forth opposite the name of such Underwriter in Schedule I hereto under the caption “Total Number of Securities.” The date of the issuance, sale and delivery of the Securities is the “Settlement Date” set forth on Schedule II hereto and such date shall be considered a Closing Date under the Underwriting Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature pages follow]

2

Very truly yours,

METLIFE, INC.

By:	/s/ Lyndon Oliver
Name:	Lyndon Oliver
Title:	Executive Vice President and Treasurer

[Signature Page – Pricing Agreement (Series G Preferred Shares)]

Accepted as of the date hereof on behalf of each of the Underwriters:

BNP PARIBAS SECURITIES CORP.

By:	/s/ William Coughlin
Name:	William Coughlin
Title:	Vice President

[Signature Page – Pricing Agreement (Series G Preferred Shares)]

BofA SECURITIES, INC.

By:	/s/ Randolph B. Randolph
Name:	Randolph B. Randolph
Title:	Managing Director

[Signature Page – Pricing Agreement (Series G Preferred Shares)]

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name:	Adam D. Bordner
Title:	Director

[Signature Page – Pricing Agreement (Series G Preferred Shares)]

MORGAN STANLEY & CO. LLC

By:	/s/ Ian Drewe
Name:	Ian Drewe
Title:	Executive Director

[Signature Page – Pricing Agreement (Series G Preferred Shares)]

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Director

[Signature Page – Pricing Agreement (Series G Preferred Shares)]

SCHEDULE I

TO PRICING AGREEMENT

Underwriters	Total Number of Securities
BNP Paribas Securities Corp.	145,000
BofA Securities, Inc.	145,000
Citigroup Global Markets Inc.	145,000
Morgan Stanley & Co. LLC	145,000
Wells Fargo Securities, LLC	145,000
Goldman Sachs & Co. LLC	22,000
HSBC Securities (USA) Inc.	22,000
Mizuho Securities USA LLC	22,000
Scotia Capital (USA) Inc.	22,000
SG Americas Securities, LLC	22,000
SMBC Nikko Securities America, Inc.	22,000
TD Securities (USA) LLC	22,000
U.S. Bancorp Investments, Inc.	22,000
BNY Mellon Capital Markets, LLC	9,000
Commerz Markets LLC	9,000
Credit Agricole Securities (USA) Inc.	9,000
ICBC Standard Bank Plc	9,000
nabSecurities, LLC	9,000
NatWest Markets Securities Inc.	9,000
Santander Investment Securities Inc.	9,000
Siebert Williams Shank & Co., LLC	9,000
Standard Chartered Bank	9,000
UniCredit Capital Markets LLC	9,000
Academy Securities, Inc.	4,500
Penserra Securities LLC	4,500

Total	1,000,000

Schedule I - 1

SCHEDULE II

TO PRICING AGREEMENT

Filed pursuant to Rule 433

September 8, 2020

Relating to

Preliminary Prospectus Supplement dated September 8, 2020 to

Prospectus dated November 18, 2019

Registration Statement No. 333-234761

MetLife, Inc.

1,000,000 Shares of 3.850% Fixed Rate Reset Non-Cumulative Preferred Stock, Series G

Final Term Sheet

September 8, 2020

Issuer:	MetLife, Inc. (“Issuer”)

Securities:	3.850% Fixed Rate Reset Non-Cumulative Preferred Stock, Series G (“Series G Preferred Shares”)

Number of Shares:	1,000,000

Liquidation Preference:	$1,000 per Series G Preferred Share

Aggregate Liquidation Preference:	$1,000,000,000

Price to the Public:	$1,000 per Series G Preferred Share

Underwriting Discount:	$10 per Series G Preferred Share

Proceeds to Issuer Before Expenses:	$990,000,000

Maturity Date:	Perpetual

First Reset Date:	September 15, 2025

Reset Date:	The First Reset Date and each date falling on the fifth anniversary of the preceding reset date

Reset Period:	The period from, and including, the First Reset Date to, but excluding, the next following reset date and thereafter each period from, and including, each reset date to, but excluding, the next following reset date

Schedule II - 1

Pricing Date:	September 8, 2020

Settlement Date:	September 10, 2020 (T+2)

Dividend Payment Dates:	The Issuer will pay dividends on a non-cumulative basis, semi-annually in arrears on the 15th day of March and September of each year, commencing on March 15, 2021.

Dividend Rate:	When, as and if declared by the Issuer’s board of directors or a duly authorized committee thereof, out of funds legally available for the payment of dividends, (i) from, and including, the Settlement Date to, but excluding, the First Reset Date, at a rate per annum of 3.850% on the liquidation preference amount of $1,000 per Series G Preferred Share and (ii) from, and including, the First Reset Date, during each reset period at a reset rate per annum equal to the “five-year treasury rate” (as defined in the preliminary prospectus supplement, based on rates published by the Federal Reserve Board, or, if such published rates cannot be determined, reference bank quotations) as of the most recent “reset dividend determination date” (as defined in the preliminary prospectus supplement), plus 3.576%, on the liquidation preference amount of $1,000 per Series G Preferred Share. If the five-year treasury rate for any reset period cannot be determined as described above, it will be 0.274% for the first reset period, and for subsequent reset periods, the same rate that was determined on the prior reset dividend determination date. See the preliminary prospectus supplement related to this offering for a full description of the procedures to calculate the “five-year treasury rate.”

Day Count Convention:	30/360

Payment Business Days:	New York

Optional Redemption:	Series G Preferred Shares are redeemable, in whole or in part, on any dividend payment date on or after the First Reset Date, at a redemption price equal to $1,000 per Series G Preferred Share, plus an amount equal to any dividends that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date.

Schedule II - 2

Redemption after the Occurrence of a Rating Agency Event or Regulatory Capital Event:	Series G Preferred Shares are redeemable, in whole but not in part, at any time within 90 days (i) after the conclusion of any review or appeal process instituted by the Issuer following the occurrence of a “rating agency event” or, in the absence of any such review or appeal process, from such “rating agency event” or (ii) after the occurrence of a “regulatory capital event” (each as defined in the preliminary prospectus supplement), at a redemption price equal to (i) in the case of a rating agency event, $1,020 per Series G Preferred Share, plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date or (ii) in the case of a regulatory capital event, $1,000 per Series G Preferred Share, plus an amount equal to any accrued and unpaid dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date.

Listing:	None

CUSIP/ISIN:	59156R CA4 / US59156RCA41

Joint Book-Running Managers:	BNP Paribas Securities Corp. BofA Securities, Inc. Citigroup Global Markets Inc. Morgan Stanley & Co. LLC Wells Fargo Securities, LLC

Senior Co-Managers:

Goldman Sachs & Co. LLC

HSBC Securities (USA) Inc.

Mizuho Securities USA LLC

Scotia Capital (USA) Inc.

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

TD Securities (USA) LLC

U.S. Bancorp Investments, Inc.

Co-Managers:	BNY Mellon Capital Markets, LLC Commerz Markets LLC Credit Agricole Securities (USA) Inc. ICBC Standard Bank Plc nabSecurities, LLC NatWest Markets Securities Inc.

Schedule II - 3

Santander Investment Securities Inc. Siebert Williams Shank & Co., LLC Standard Chartered Bank UniCredit Capital Markets LLC

Junior Co-Managers:	Academy Securities, Inc. Penserra Securities LLC

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BNP Paribas Securities Corp. toll-free at (800) 854-5674, BofA Securities, Inc. toll-free at (800) 294-1322, Citigroup Global Markets Inc. toll-free at (800) 831-9146, Morgan Stanley & Co. LLC toll-free at (866) 718-1649 or Wells Fargo Securities, LLC toll-free at (800) 645-3751.

Schedule II - 4

SCHEDULE III

TO PRICING AGREEMENT

Underwriters’ Purchase Price of Securities: $990 per share

Closing Date: September 10, 2020

Addresses for Notices, etc. to the Representatives:

c/o BNP Paribas Securities Corp.

787 Seventh Avenue

New York, NY 10019

c/o BofA Securities, Inc.

One Bryant Park

New York, NY 10036

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

c/o Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, NY 10036

c/o Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, NC 28202

Schedule III - 1